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                        HARTFORD LIFE INSURANCE COMPANY

                               POWER OF ATTORNEY

                                  ------------

                                Glenn D. Lammey
                                 Greg McGreevey
                             Ernest M. McNeill, Jr.
                                John C. Walters

do hereby jointly and severally authorize Richard J. Wirth, Sarah M. Patterson, Christopher M. Grinnell, Shane E. Daly, Jerry K. Scheinfeldt and/or Lisa Proch, individually, to sign as their agent any and all pre-effective amendments and post-effective amendments filed on Form N-6 for the File Numbers listed on Appendix A attached hereto, with respect to Hartford Life Insurance Company and do hereby jointly and severally ratify such signatures heretofore made by such persons.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney for the purpose herein set forth.

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
By:    /s/ Glenn D. Lammey                                   Dated as of May 20, 2009
       ----------------------------------------------------
       Glenn D. Lammey
By:    /s/ Greg McGreevey                                    Dated as of May 20, 2009
       ----------------------------------------------------
       Greg McGreevey
By:    /s/ Ernest M. McNeill, Jr.                            Dated as of May 20, 2009
       ----------------------------------------------------
       Ernest M. McNeill, Jr.
By:    /s/ John C. Walters                                   Dated as of May 20, 2009
       ----------------------------------------------------
       John C. Walters
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                                   APPENDIX A

Hartford Life Insurance Company Power of Attorney
Dated as of May 20, 2009
Filed on Form N-6
File Numbers:

333-155096
333-148814
333-148817
333-131135
33-53692
333-109529
333-109530
333-127379